 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported):  December 20, 2016

 LEO MOTORS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-53525	81-4108026
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

ES Tower 7F, Teheranro 52 Gil 17, Gangnamgu, Seoul	06212
Republic of Korea
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 20, 2016 (the "Effective Date"), Leo Motors Korea, Inc., a subsidiary of Leo Motors, Inc. (the "Company"), entered into an agreement (the "Agreement") with Miho Story, Inc. ("Miho") for the manufacture of smart phone vending trucks.

The Company shall, at its cost, and with the cooperation of Miho, conceive, design and develop the trucks, including, but not limited to, the development of the software and technology for the trucks.  The Company shall manufacture a prototype based on an approved design, the cost of which shall be paid by Miho.  Pursuant to the Agreement, Miho shall place an initial order to the Company for 500 trucks in 2017.  Miho shall thereafter place orders for a total of 1,500 trucks within 3 years of the Effective Date. The initial purchase price of each truck shall be KRW 69,800,000 (approximately $60,000).

The Agreement shall remain valid and in full force for three years from the Effective Date. The Agreement shall thereafter be automatically renewed for successive one year terms unless terminated earlier by either party pursuant to the terms of the Agreement.

Item 7.01.    Regulation FD Disclosure.

On December 20, 2016, the Company issued a press release relating to the Agreement. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

99.1       Press Release Issued December 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: December 21, 2016	By: /s/Shi Chul Kang
Shi Chul Kang
Co-Chief Executive Officer By: /s/ Jun Heng Park Jun Heng Park Co-Chief Executive Officer